AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                 ON MAY 1, 2000

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                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant To Section 14(a) of the
                        Securities Exchange Act of 1934.

Filed by the Registrant [__]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
       [__] Preliminary Proxy Statement
       [__] Confidential, For Use of the Commission Only (as permitted by Rule
            14a-6 (e) (2))
       [__] Definitive Proxy Statement
       [__] Definitive Additional Materials
       [X ] Soliciting Material Under Rule 14a-12

                               DEXTER CORPORATION

--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      INTERNATIONAL SPECIALTY PRODUCTS INC.
                              ISP INVESTMENTS INC.

--------------------------------------------------------------------------------
    (NAME OF PERSON (S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

       [X] No fee required.
       [_] Fee computed on table below per Exchange Act Rules 14a-6(I) (1) and
           0-11.

            1) Title of each class of securities to which transaction applies:


                  -------------------------------------------------------

            2)    Aggregate number of securities to which transaction applies:


                  -------------------------------------------------------

            3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


                  -------------------------------------------------------

            4)    Proposed maximum aggregate value of transaction:


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NY2:\875649\01\54104.0016

            5)    Total fee paid:


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      [_] Fee paid previously with preliminary materials:


                  -------------------------------------------------------

      [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

            1)    Amount previously paid:
            2)    Form, Schedule or Registration Statement No.:
            3)    Filing Party:
            4)    Date Filed:

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


FOR IMMEDIATE RELEASE                     CONTACT:
Monday, May 1, 2000                       Edward G. Novotny & Associates, Inc.
                                          (212) 490-2065/2977

             INTERNATIONAL SPECIALTY PRODUCTS TERMINATES DISCUSSIONS
             -------------------------------------------------------
              WITH DEXTER CORPORATION; WILL CONTINUE PROXY CONTEST
              ----------------------------------------------------

      WAYNE, NJ - International Specialty Products Inc. (NYSE - "ISP") announced today that it has forwarded the following letter to K. Grahame Walker, Chairman and Chief Executive Officer of Dexter Corporation (NYSE - "DEX"):


May 1, 2000

Mr. K. Grahame Walker
Chairman and Chief Executive Officer
Dexter Corporation
One Elm Street
Windsor Lock, CT  06096


Dear Grahame,

This is to advise you that ISP is terminating further discussions with Dexter and continuing its proxy contest so that Dexter shareholders can decide for themselves how to best realize shareholder values.

The reasons for this are as follows:

First, your representatives have indicated that ISP's most recent offer is unacceptable, both as to price and a number of contract terms. As you know, we consider our recent offer (which by its own terms has expired) to have been a very fair and full one and tried to meet with your advisors and lawyers over the April 22-23 weekend to try and consummate a transaction, but your people refused to meet;

Second, despite the continued optimistic, public prognostications of Dexter and its representatives -- 29 interested parties, results of first stage of sale program "very positive," and "we expect to be in a position to make a definitive announcement in the next few weeks or so" (April 2nd statement) -- Dexter has


NY2:\907732\01\54104.0016
failed over the last four months to provide shareholders with a creditable alternative to our proposals for the Company;

Finally, although ISP suggested that Dexter demonstrate additional value, if it could, by providing information with respect to third party interest in Life Technologies, no such information has been forthcoming. While it was constructive for Dexter to have facilitated our contact with a third party interested in acquiring Life Technologies, presumably with a view toward assisting us in creating additional value for Dexter shareholders, based upon the most preliminary of discussions with the third party's advisors, there is little reason to believe that this avenue will prove fruitful. You should know that we intend now to deal directly with interested parties for Life Technologies, with a view toward determining what makes the most sense, while at the same time continuing our proxy contest.

Sincerely,
/s/ Samuel J. Heyman
Chairman
International Specialty Products Inc.


                                     * * * *

      International Specialty Products Inc. is a leading multinational manufacturer of specialty chemicals and mineral products.

      ISP HAS FILED A PRELIMINARY PROXY STATEMENT WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION RELATING TO ISP'S SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF DEXTER CORPORATION FOR USE AT DEXTER'S 2000 ANNUAL MEETING. ISP STRONGLY ADVISES ALL DEXTER SHAREHOLDERS TO READ THE FINAL, DEFINITIVE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, THE FINAL DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO ALL DEXTER SHAREHOLDERS AND WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP:\\WWW.SEC.GOV. THE PRELIMINARY PROXY STATEMENT IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE. INFORMATION RELATING TO THE PARTICIPANTS IN ISP'S PROXY SOLICITATION IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT.

      This press release may contain "forward looking statements" within the meaning of the federal securities laws with respect to the Company's financial results and future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Important factors that could cause such differences are discussed in the Company's Annual Report on Form 10-K, that is filed with the U.S. Securities and Exchange Commission and are incorporated herein by reference.


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